Exhibit 99

COVENANT TRANSPORTATION GROUP ANNOUNCES EXPECTATIONS CONCERNING FIRST QUARTER FINANCIAL RESULTS

CHATTANOOGA, TENNESSEE – March 18, 2019 - Covenant Transportation Group, Inc.  (NASDAQ/GS: CVTI) (“CTG”) announced today its expectations regarding financial results for the first quarter of 2019.

Chairman, President and Chief Executive Officer, David R. Parker, offered the following comments: “After reviewing preliminary financial and operating information through the end of February, we expect to report adjusted net income in the range of $3.4 million to $4.9 million, or $0.18 to $0.26 per diluted share, for the first quarter of 2019. This compares to a reported adjusted net income of $4.4 million, or $0.24 per diluted share, for the first quarter of 2018. The truckload freight environment has been weaker this year from late January through mid March.  We attribute the softer demand to factors such as late 2018 inventory growth in advance of the perceived impact of tariffs, the effects of the partial government shutdown on spending, and extended periods of inclement weather that impacted the timing of shipping seasonal goods as well as our ability to safely dispatch our equipment. For the two months ended February 28, 2019, consolidated freight revenue has increased 34.9% compared with the two months ended February 28, 2018. Excluding the freight revenue recognized at our Landair subsidiary, which was acquired in July 2018, consolidated freight revenue has increased 5.5% compared with the prior year period. Regarding our two reportable segments, we have experienced the following:

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Truckload Operations – Since December 31, 2018, the fleet size has decreased approximately 47 trucks (or 1.5%) as of March 15, 2019. For the two months ended February 28, 2019 as compared to the two months ended February 28, 2018, average freight revenue per tractor decreased 4.8%, as average miles per tractor decreased 11.6%, while average freight revenue per total mile increased 7.7%.  The differences in miles per tractor and average freight revenue per total mile were impacted in part by the July 2018 acquisition of Landair, which generates higher revenue per mile and lower miles per tractor than the average of our other operations. Freight revenue is defined as total revenue excluding fuel surcharge revenue.

On a year-over-year basis, quarterly operating expenses are expected to increase on a per mile basis. Salaries, wages and related expenses are expected to increase significantly primarily due to professional driver employee pay adjustments since the first quarter of 2018 and the Landair acquisition, while year-over-year net fuel expense has also been trending upward as diesel fuel prices have been increasing over the last few weeks. In addition, casualty insurance and claims expense per mile is expected to increase on a year-over-year basis to a level consistent with our experience in the third and fourth quarters of 2018.

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 Managed Freight – For the two months ended February 28, 2019, our total managed freight revenue increased approximately 165.6% as compared to the two months ended February 28, 2018. Excluding the managed freight revenue recognized at our Landair subsidiary that was acquired in July 2018, for the two months ended February, 28, 2019, managed freight revenue has increased 36.8% compared with the prior year period. Quarterly managed freight profit margins are expected to improve on a year-over-year basis.

"In addition, our 49% equity investment in Transport Enterprise Leasing is expected to contribute greater than $2.8 million of pre-tax income in the first quarter of 2019 compared with a contribution of $1.5 million of pre-tax income in the first quarter of 2018."

"The stated goals of our capital allocation strategy are to become increasingly embedded in our customers’ supply chains, to reduce the cyclicality and seasonality of our business and financial results, and to enhance our long-term earnings power and return on invested capital. While we expect our first quarter financial results to reflect less impact from lower demand than in historical periods, we still have meaningful work ahead to achieve our full potential.”

Covenant Transportation Group, Inc. is the holding company for several transportation providers that offer premium transportation services for customers throughout the United States. The consolidated group includes operations from Covenant Transport and Covenant Transport Solutions of Chattanooga, Tennessee; Southern Refrigerated Transport of Texarkana, Arkansas; Landair Transport and Landair Logistics of Greeneville, Tennessee; and Star Transportation of Nashville, Tennessee.  In addition, Transport Enterprise Leasing, of Chattanooga, Tennessee is an integral affiliated company providing revenue equipment sales and leasing services to the trucking industry. The Company's Class A common stock is traded on the NASDAQ Global Select market under the symbol, “CVTI”.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended.  Such statements may be identified by their use of terms or phrases such as "expects," "estimates," "projects," "believes," "anticipates," "plans," "intends," “outlook,” and similar terms and phrases.  Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  In this press release, the statements relating to the estimated range of earnings per diluted share is a forward-looking statement.  Such items have not been subjected to all the review procedures associated with the release of actual financial results and are premised on certain assumptions.  The following factors, among others, could cause actual results to differ materially from those in the forward-looking statements: estimates and adjusting entries made during the review process; the completion of all review procedures and preparation of financial statements in accordance with generally accepted accounting principles; the rates and volumes realized during the first quarter of 2019, elevated experience in the frequency and severity of claims relating to accident, cargo, workers' compensation, health, and other claims, increased insurance premiums, fluctuations in claims expenses that result from our self-insured retention amounts, including in our excess layers and in respect of claims for which we commute policy coverage, and the requirement that we pay additional premiums if there are claims in certain of those layers, differences between estimates used in establishing and adjusting claims reserves and actual results over time, adverse changes in claims experience and loss development factors, or additional changes in management's estimates of liability based upon such experience and development factors that cause our expectations of insurance and claims expense to be inaccurate or otherwise impacts our results; changes in the market condition for used revenue equipment and real estate that impact our capital expenditures and our ability to dispose of revenue equipment and real estate on the schedule and for the prices we expect; increases in the prices paid for new revenue equipment that impact our capital expenditures and our results generally; changes in management’s estimates of the need for new tractors and trailers; the effect of any reduction in tractor purchases on the number of tractors that will be accepted by manufacturers under tradeback arrangements; our inability to generate sufficient cash from operations and obtain financing on favorable terms to meet our significant ongoing capital requirements; our ability to maintain compliance with the provisions of our credit agreements, particularly financial covenants in our revolving credit facility; excess tractor or trailer capacity in the trucking industry; decreased demand for our services or loss of one or more of our major customers; our ability to renew dedicated service offering contracts on the terms and schedule we expect; surplus inventories, recessionary economic cycles, and downturns in customers' business cycles; strikes, work slowdowns, or work stoppages at the Company, customers, ports, or other shipping related facilities; increases or rapid fluctuations in fuel prices, as well as fluctuations in hedging activities and surcharge collection, including, but not limited to, changes in customer fuel surcharge policies and increases in fuel surcharge bases by customers; the volume and terms of diesel purchase commitments and hedging contracts; interest rates, fuel taxes, tolls, and license and registration fees; increases in compensation for and difficulty in attracting and retaining qualified drivers and independent contractors; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors; regulatory requirements that increase costs, decrease efficiency, or impact the availability or effective driving time of our drivers and other drivers in the industry, including the terms and exemptions from hours-of-service and electronic log requirements for drivers and the Federal Motor Carrier Safety Administration’s Compliance, Safety, Accountability program applicable to driver standards and the methodology for determining a carrier’s DOT safety rating; the ability to reduce, or control increases in, operating costs; changes in the Company’s business strategy that require the acquisition of new businesses, and the ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations (including our acquisition of Landair); potential impairment of goodwill and other intangible assets; fluctuations in the results of Transport Enterprise Leasing, which are included as equity in income (loss) of affiliate in our financial statements; the number of shares repurchased, if any; our ability to remediate the material weakness in internal controls; a disruption in information technology assets adversely effecting operations; the effects of repurchasing the shares on debt, equity, and liquidity; the effects of repurchasing no or a nominal number of shares; and the ultimate uses of repurchased shares, if any.  Readers should review and consider these factors along with the various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission. We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

For further information contact:
Richard B. Cribbs, Executive Vice President and Chief Financial Officer
RCribbs@covenanttransport.com

For copies of Company information contact:
Theresa Ives, Executive Administrative Assistant
TIves@covenanttransport.com
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